UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

ANTERO MIDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2025, Antero Midstream Corporation’s (the “Company”) indirect, wholly owned subsidiaries, Antero Midstream Partners LP (“Antero Midstream Partners”) and Antero Midstream Finance Corporation (“Finance Corp.” and together with Antero Midstream Partners, the “Issuers”) completed the previously announced private placement (the “Offering”) of $650,000,000 in aggregate principal amount of their 5.75% Senior Notes due 2033 (the “Notes”). The Offering was upsized from an initial offering size of $500,000,000 aggregate principal amount of the Notes. The net proceeds from the Offering, together with borrowings under Antero Midstream Partners’ revolving credit facility, will be used to redeem in full the Issuers’ 5.75% senior notes due 2027 (the “2027 Notes”) at a redemption price of 100.0% of the principal amount thereof, plus accrued and unpaid interest. As of September 22, 2025, there was $650 million aggregate principal amount of 2027 Notes outstanding.

In connection with the Offering, the Issuers and each of the Guarantors (as defined below) entered into an indenture, dated as of September 22, 2025 (the “Indenture”), with Computershare Trust Company, N.A., as trustee. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking transactions with the Issuers’ unrestricted affiliates, and limitations on asset sales.

The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by (i) the Company, (ii) Antero Midstream Partners’ existing wholly owned subsidiaries (other than Finance Corp.) and (iii) Antero Midstream Partners’ future wholly owned domestic subsidiaries that guarantee certain of Antero Midstream Partners’ indebtedness (collectively, the “Guarantors”).

The Notes and the Guarantees were issued and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to October 15, 2028, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from certain equity offerings. At any time prior to October 15, 2028, the Issuers may redeem all or part of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may also redeem all or a part of the Notes at any time on or after October 15, 2028, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Antero Midstream Partners experiences a Change of Control (as defined in the Indenture), Antero Midstream Partners may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

The Notes and the Guarantees rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under Antero Midstream Partners’ revolving credit agreement, to the extent of the value of the assets securing such debt, and are structurally subordinated to all liabilities of the Company’s subsidiaries (including Antero Midstream Partners’ subsidiaries other than Finance Corp.) that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Modifications to Reflect Recent Management Changes

As previously disclosed by the Company on the Current Report on Form 8-K filed August 14, 2025 (the “Prior Form 8-K”), effective as of the same date, Michael N. Kennedy began serving as Chief Executive Officer and President of the Company, Justin J. Agnew began serving as Chief Financial Officer of the Company, while continuing in his prior role as Vice President—Finance & Investor Relations, and Brendan E. Krueger began serving as Senior Vice President—Finance of the Company, and continued in his prior role as Treasurer of the Company. As a result of these management changes, on September 17, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the following aggregate annualized base salaries and target annual incentive plan levels: $1,125,000 and 130% of base salary for Mr. Kennedy; $395,000 and 70% for Mr. Agnew; and $645,000 and 100% of base salary for Mr. Krueger. The approved compensation changes will be effective retroactive to August 14, 2025, the effective date of the management changes. Messrs. Kennedy, Agnew, and Krueger provide services to both the Company and Antero Resources Corporation (“Antero Resources”). These compensation levels represent the aggregate annualized base salary and target bonus levels for each individual for services provided to both the Company and Antero Resources. As described in greater detail in the proxy statements filed by each of the Company and Antero Resources each year, the Company reimburses Antero Resources for the portion of these compensation expenses attributable to services provided to the Company.

On August 14, 2025, the Company also disclosed on the Prior Form 8-K that the Company was separating the roles of Chairman of the Board and Chief Executive Officer and that David H. Keyte, who previously served as the Lead Independent Director of the Company, would serve as Chairman of the Board of the Company. On September 17, 2025, the Board approved an annual cash retainer of $32,500 (the same amount previously payable to the Lead Independent Director) in addition to the $107,500 annual cash retainer for all non-employee members of the Board and an annual equity retainer of $260,000 (as compared to $142,500 for other non-employee members of the Board) per year for the Chairman of the Board of the Company, retroactively effective as of August 14, 2025. Consistent with past practice, all annual cash and equity retainers for members of the Board are paid on a quarterly basis in arrears.

Severance Plan

On September 17, 2025, the Company adopted the Antero Midstream Corporation Executive Severance Plan (the “Severance Plan”). Participants in the Severance Plan will each enter into a Participation Agreement (as defined in the Severance Plan). Subject to the terms of each Participation Agreement, the Severance Plan provides the following payments and benefits to eligible executives in the event of a termination of employment (A) by the Company without cause (which, for the avoidance of doubt, does not include a termination of employment due to death or disability), (B) due to resignation for good reason, or (C) by reason of death: (i) a cash payment equal to the product of (a) three and (b) the sum of such eligible executive’s (I) highest base salary over the preceding three years and (II) Target Annual Bonus (as defined in the Severance Plan), paid in lump-sum; (ii) any unpaid annual cash bonus earned for a prior year but not yet paid as of the date of termination of employment; (iii) a pro-rata Target Annual Bonus; and (iv) continued health benefits for a period of 18 months, paid directly by the Company and, at the end of such period, a cash payment equal to the cost to continue such benefits for an additional 18 month period. Receipt of such payments and benefits is contingent upon the eligible executive’s (x) execution of a release of claims against the Company and its affiliates, (y) compliance with a one year non-competition and non-solicitation obligation, and (z) compliance with the defense of claims, confidentiality, and non-disparagement provisions of the Severance Plan.

The Severance Plan will be overseen by the Committee, which designated Messrs. Michael N. Kennedy, Justin J. Agnew, Brendan E. Krueger, and Paul M. Rady and Ms. Yvette K. Schultz as participants in the Severance Plan. The terms of Mr. Rady’s participation in the Severance Plan are consistent with the terms of the Chairman Emeritus Agreement entered into between Mr. Rady, the Company and Antero Midstream on August 14, 2025 and described in, and filed as an exhibit to, the Prior Form 8-K.

The foregoing summary of the Severance Plan is qualified in its entirety by the terms of the Severance Plan, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT	DESCRIPTION
4.1	Indenture, dated as of September 22, 2025, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

4.2	Form of 5.75% Senior Note due 2033 (included in Exhibit 4.1).

10.1	Antero Midstream Corporation Executive Severance Plan, effective September 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

By:	/s/ Justin J. Agnew
Justin J. Agnew
Chief Financial Officer, Vice President – Finance and Investor Relations

Dated: September 22, 2025

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